Exhibit 10.4

MYR Group Inc. 2006 Stock Option Plan

As Adopted Effective April 30, 2006

1.                             Purpose

The purpose of the MYR Group Inc. 2006 Stock Option Plan (the “Plan”) is to assist MYR Group Inc. (the “Company”) and its Affiliated Companies in attracting and retaining individuals of outstanding ability to serve as employees in positions of responsibility, and to provide them with incentives that will motivate and reward their efforts and contributions towards the success of the Company and its Affiliated Companies.

2.                             Definitions

As used herein, the following terms shall have the following meanings:

“Affiliated Companies” shall mean each direct or indirect subsidiary of the Company.

“Board of Directors” shall mean the Board of Directors of the Company.

“Cause” shall mean, in the event of an existing employment agreement between and Eligible Employee and the Company or any of its Affiliated Companies “Cause” as defined in such employment agreement, and in the absence of any employment agreement between an Eligible Employee and the Company or any of its Affiliated Companies otherwise defining such term, (i) the Eligible Employee’s failure or refusal, in any material respect, to perform his or her duties or responsibilities to the Company or any of its Affiliated Companies, or is materially negligent in the performance of those duties, as determined in good faith by three-fifths of the members of Board of Directors (after notice to the Eligible Employee and providing the Eligible Employee an opportunity to meet with the Board of Directors), (ii) the Eligible Employee’s conviction of or indicted (or its procedural equivalent) for, or entering a guilty plea or a plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment, or (iii) the Eligible Employee’s material breach of any provision of any employment agreement between the Eligible Employee and the Company or any of its Affiliated Companies.

“Change in Control” shall mean the occurrence of any one of the following events:

(i)                            there is consummated a merger or consolidation of the Company with any other corporation or other entity, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) as a result of which no Person, directly or indirectly, will acquire 50% or more of the combined voting power of the Company’s then outstanding securities; or

(ii)                         the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

For purposes of (i) above, the term “Person” shall mean a Person as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, as modified and used in Sections 13(d) and 14(d)(2) thereof, except that such term shall not include (i) any shareholder of the Company or parent of such shareholder, (ii) the Company or any of its Affiliated Companies, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliated Companies, (iv) an underwriter temporarily holding securities pursuant to an offering of such securities or (v) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Shares of  the Company.

“Closing Date” shall mean March 10, 2006.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Date of Grant” shall mean, with respect to any Option, the date on which the Board of Directors approves the grant of such Option, or such later date as may be specified as the date of grant in the instrument evidencing the grant of  such Option.

“Eligible Employee” shall mean any employee of the Company or any of its Affiliated Companies who, in the sole judgment of the Board of Directors, has made or is expected to make significant contributions to the success of the Company and its Affiliated Companies. An individual employed with any entity other than the Company shall be treated as an Eligible Employee only if such entity is a member of a group of corporations or other entities that includes the Company which is treated as a single “service recipient” for purposes of proposed Treasury regulation §1.409A-1(b)(5)(iii)(A) and (D) or in any comparable provisions contained in the final Treasury regulations issued under section 409A of the Code. For such purposes, the language “at least 50%”

shall be used instead of “at least 80%” each place it appears in section 1563(a)(1), (2) and (3) of the Code and in Treas. Reg.§1.414(c)-2.

“Fair Market Value” shall mean the value of a Share as determined by the Board of Directors (i) using a valuation method that satisfies the valuation requirements set forth in IRS Notice 2005-1, Q & A-4(d)(ii), for purposes of determining the exercise price of any Option granted prior to January 1, 2007, and (ii) using a valuation method that satisfies the valuation requirements set forth in proposed Treasury regulation §1.409A-1(b)(5)(iv) or in any comparable provisions contained in the final Treasury regulations issued under section 409A of the Code, for purposes of all other valuations of a Share required to be made under the Plan.

“Internal Rate of Return” shall mean, as of any date of calculation, the internal rate of return realized by the Purchaser on its equity investment in the Company, expressed as the per annum discount rate at which the sum of the following cash flows is equal to zero (assuming discounting on the basis of a year of 365 days and actual days elapsed): (i) the aggregate amount of (A) the purchase price paid by the Purchaser for the Shares acquired by it from FirstEnergy Corp. on the Closing Date, and (B) all amounts paid by the Purchaser to the Company after the Closing Date for the issuance of additional Shares to the Purchaser or as capital contributions to the Company (with each of the amounts referred to in (A) and (B) treated as a negative amount for purposes of any calculation hereunder),  and (ii) the aggregate amount of (C) the proceeds realized by the Purchaser upon each sale of Shares held by it to one or more third parties unaffiliated with the Purchaser, and (D) all dividends and other distributions (including any distributions in liquidation or partial liquidation of the Company or distributions by the Company of  proceeds realized by it on the sale of any of its assets) paid by the Company to the Purchaser with respect to the Shares held by it. The Internal Rate of Return shall be calculated using the “XIRR” function in Microsoft Excel 2005 or an equivalent function in any other software package approved by the Purchaser.

“Option” shall mean an option to purchase Shares granted under the Plan to an Eligible Employee.

“Option Holder” shall mean any person who, under the provisions of this Plan, holds one or more Options granted to an Eligible Employee under the Plan.

“Performance Requirement” shall mean (a) in the case of any Tranche of any Option granted during 2006, the Performance Requirement applicable to such Tranche under Section 5(e)(ii); and (b) in the case of any Option, or Tranche of any Option, granted after December 31, 2006, any requirement based on the Purchaser’s realization of a specified Internal Rate of Return that must be satisfied in order for such Option, or Tranche, to become vested and exercisable.

“Purchaser” shall mean MYR Group Holdings, LLC.

“Shares” shall mean shares of the common stock of the Company.

“Termination of Employment” shall mean, with respect to any Eligible Employee, his or her ceasing to be employed by the Company or any of its Affiliated Companies.

“Tranche” shall mean a portion of an Option,  covering a specified percentage of the total number of Shares that may be purchased under the Option, that is subject to requirements for vesting and exercisability that differ in any respect from the requirements for vesting and exercisability of the Option with respect to Shares covered under any other portion of the Option.

3.                             Shares Available for the Grant of Options

Shares delivered upon the exercise of Options granted under the Plan may be authorized but unissued Shares, or previously issued Shares reacquired by the Company  by private purchase or redemption or by purchase on the open market. The number of Shares available for issuance in respect of Options granted under the Plan shall be subject to the following limitations:

(a)                         The aggregate number of Shares that may be issued in respect of Options granted under the Plan, as determined as of any date, shall not exceed 11,111 Shares.

(b)                        Upon the grant of any Option hereunder, the aggregate number of Shares available for further grants of Options under the Plan shall be reduced by the number of Shares subject to the Option so granted.

(c)                         There shall be added back to the aggregate number of Shares available for further grants of Options under the Plan, as determined under (a) and (b) above, any Shares as to which an Option granted hereunder has not been exercised at the time of its expiration, cancellation or forfeiture.

(d)                        The limitations provided in this Section 4 shall be subject to adjustment as provided in Section 8.

4.                             Grant of Options

Subject to the limitations set forth in Section 3, Options may be granted under the Plan at such times, to such Eligible Employees, for the purchase of such number of Shares, upon such terms and conditions not inconsistent with the provisions of the Plan, as the Board of Directors in its sole discretion may determine.

Each grant of an Option hereunder shall be evidenced by a written instrument in such form as the Board of Directors shall prescribe, setting forth the terms and conditions applicable to such Option. Except as otherwise provided under the Plan, an Option may be granted to any individual Eligible Employee or group of Eligible Employees on terms and conditions that differ from the terms and conditions upon which Options are granted to any other individual Eligible Employee or group of Eligible Employees. The instrument evidencing the grant of any Option shall specify that the Option shall be subject to all of the terms and provisions of the Plan as in effect from time to time subject, however, to the limitation on amendments set forth in Section 12.

5.                             Terms and Conditions for Options

Options under the Plan shall be granted subject to the terms and conditions  set forth below.

(a)                         Type of Options. The terms of each Option shall provide that it will not be treated as an “incentive stock option” within the meaning of section 422(b) of the Code.

(b)                        Tranches. Each Option granted under the Plan during 2006 shall  be divided into three Tranches. The first  Tranche of such Option shall be designated as Tranche I, and shall cover 25% of the total number of Shares subject to the Option. The second and third Tranches of such Option shall be designated, respectively, as Tranche II and Tranche III, and shall each cover 37.5% of the total number of Shares subject to such Option. Options granted under the Plan after December 31, 2006 may be divided into such number of Tranches (if any), covering such percentages of the total number of Shares subject to such Options, as the Board of Directors may determine in its sole discretion.

(c)                         Term of Options. The term during which an Option may be exercised shall be such period of time as determined by the Board of Directors at the time of grant of the Option, but in no event may the term of any Option exceed ten years from the Option’s Date of Grant. Notwithstanding any other provision in the Plan to the contrary, no Option may be exercised after its expiration.

(d)                        Vesting and Exercise of Options. Each Option granted under the Plan shall vest and become exercisable, in whole or in part, at such time or times during its term, and subject to the satisfaction of such requirements, (i) as provided in (e) below, in the case of  any Option granted during 2006, and (ii) as determined by the Board of Directors in its sole discretion and as specified in the instrument evidencing the grant of the Option, in the case of any Option granted after December 31, 2006. To the extent that an Option  has become exercisable pursuant to the preceding sentence, it may be exercised thereafter at any time or from time to time during its term, as to any or all Shares as to which the Option has become and remains exercisable, subject to the provisions of (f) below.

(e)                         Vesting Requirements for Options Granted in 2006. Each Option granted under the Plan during 2006 shall become vested and exercisable in accordance with the provisions set forth below.

(i)                    Each Tranche of such Option shall become vested and exercisable (A) with respect to 1/3rd of the total number of Shares covered by such Tranche , on the first anniversary of the Option’s Date of Grant or, if later, on the first date as of which the Performance Requirement applicable to such Tranche has been satisfied; (B) with respect to an additional 1/3rd of the total number of Shares covered by such Tranche, on the second anniversary of the Option’s Date of Grant or, if later, on the first date as of which the Performance Requirement applicable to such Tranche has been satisfied; and (C) with respect to the remaining 1/3rd of the total number of Shares covered by such Tranche, on the third anniversary of the Option’s Date of Grant or, if later, on the first date as of which the Performance Requirement applicable to such Tranche has been satisfied.

(ii)                 The Performance Requirement applicable to each Tranche of such Option shall be treated as having been satisfied (A) in the case of Tranche I of such Option, once the Internal Rate of Return realized by the Purchaser is equal to or exceeds 0%; (B), in the case of Tranche II of such Option, once the Internal Rate of Return realized by the Purchaser  is equal to or exceeds 8%; and (C) in the case of Tranche III of such Option, once the Internal Rate of Return realized by the Purchaser is equal to or exceeds 15%.

(iii)                  For purposes of (ii) above, the Internal Rate of Return realized by the Purchaser on its initial equity investment in the Company shall be calculated from the Closing Date, and the Internal Rate of Return realized by the Purchaser on any additional investments in the Company made by the Purchaser after the Closing Date shall be calculated from the date or dates on which the Purchaser made such additional equity investments.

(f)                          Termination of Employment. If an Eligible Employee’s Termination of Employment occurs by reason of his or her death, permanent and total disability (as defined in section 22(e)(3) of the Code), Retirement (as defined below), or termination by the Company for any reason other than for Cause, the portion of any outstanding Option held by such Eligible Employee (or by any person to whom such Option was transferred by the Eligible Employee pursuant to Section 6) on the date of such Eligible Employee’s Termination of Employment that had become vested and exercisable but which had not been exercised prior to such date, shall remain exercisable for a period of 90 days after such date, or for such longer period after such date as the Board of Directors may determine in its sole discretion pursuant to Section 10(b), but in no event shall such post-termination period of exercise extend beyond the date of expiration of the term of the Option . For purposes of the foregoing, the term “Retirement” shall mean an Eligible Employee’s voluntary Termination of Employment at any date (i) after he or she has (A) attained age 60 and (B) the sum of his or her age and the number of his or her years of employment with the Company and any of its Affiliated Companies equals or exceeds 75, or (ii) after he or she has attained such earlier age and/or completed such fewer number of years of employment with the Company and any of its Affiliated Companies (A) as may be specified in the instrument or instruments evidencing the grant of the Option or Options in question, or (B) as the Board of Directors in its sole discretion may determine pursuant to Section 10(b).

Except as provided in the preceding paragraph, the portion of any outstanding Option held by an Eligible Employee (or by any person to whom such Option was transferred by the Eligible Employee pursuant to Section 6)  on the date of the Eligible Employee’s Termination of Employment that had not become vested and exercisable prior to such date, and the portion of such Option that had become vested and exercisable but which had not been exercised prior to such date, shall be forfeited on such date.

(g)                        Exercise Price. The price at which Shares may be purchased upon any exercise of an Option shall be the price per share determined by the Board of Directors and specified in the instrument evidencing the grant of such Option, but in no event shall the exercise price per share be less than  the Fair Market Value of a Share determined as of the Date of Grant of the Option.

(h)                        Other Option Provisions. The instrument evidencing the grant of any Option hereunder may contain such other terms and conditions, not inconsistent with the provisions of the Plan or any applicable law, as the Board of Directors may determine.

(i)                            Method of Exercise and Payment. An Option shall be exercised by delivering a written notice of exercise, in such form as the Board of Directors shall have approved, to the Company at its principal business office and addressed to the attention of the Company’s Secretary or such other person as the Secretary may have designated to receive such notice. The notice shall specify the number of Shares with respect to which the Option is to be exercised, and shall be accompanied by the full exercise price for the Shares to be purchased.

An Option may not be exercised at any one time as to less than 100 Shares, or less than the number of Shares to which the Option is then exercisable if that number is less than 100 Shares. No fractional Share may be purchase upon the exercise of any Option.

Payment of the exercise price for Shares shall be made by one, or by a combination of any, of the following methods: (i) in immediately available funds, by certified or bank cashier’s check; (ii) if permitted by the Board of Directors and subject to any terms and conditions it may impose on the use of such methods, by (A) the delivery of other Shares owned by the Option Holder, or (B) the withholding by the Company of Shares that otherwise would have been delivered to the Option Holder upon exercise of the Option; or (iii) by any other method of payment as the Board of Directors may from time to time approve.

Shares delivered to the Company or withheld by it in payment of part or all of the exercise price upon exercise of an Option shall be valued at their Fair Market Value as of the close of business on the date preceding the date on which the Option is exercised.

(j)                            Additional Conditions for Option Exercise. An Option Holder’s exercise of any Option granted hereunder shall be subject to the following additional conditions:

(i)                    No Shares shall be delivered to an Option Holder pursuant to his or her exercise of an Option unless and until the Option Holder has executed a written instrument, in such form as the Board of Directors shall require, pursuant to which the Option Holder becomes a party to, and agrees to be bound by all of the terms and conditions of, the Management Stockholders Agreement  between the Company and the employees who, pursuant to the terms of such agreement, will become stockholders of the Company.

(ii)                 If the Company in its sole discretion determines that it is necessary or appropriate for it to do so, it may require an Option Holder, as a condition of  his or her right to purchase any Shares pursuant to an exercise of any Option, to deliver to the Company a written representation that the Shares to be acquired upon such exercise are intended to be acquired by the Option Holder for investment and not for resale or with a view to the distribution thereof. If certificates are delivered to an Option Holder for any Shares with respect to which such an investment representation has been delivered to the Company, the Company may cause a legend to be placed upon each such certificate delivered to the Option Holder upon his or her exercise of the Option to make appropriate reference to such representation, and to restrict the transfer of the Shares evidenced by such certificate in the absence of compliance with applicable federal or state securities laws.

(iii)              If at any time the Company determines, in its sole discretion, that the listing, registration or qualification of  Shares subject to an Option upon any securities exchange or under any federal or state law or approval of any regulatory body is necessary or desirable, the Company may postpone the exercise of such Option or the issuance or delivery of Shares upon any exercise of such Option until such listing, registration, qualification, or approval has been completed or obtained free of any conditions not acceptable to the Company.

6.                            Transferability of Options

(a)                         Except as provided below, Options shall not be transferable by the Option Holder otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code, and shall be exercisable during an Option Holder’s lifetime only by such Option Holder.

(b)                        Notwithstanding the above, if the instrument evidencing the grant of an Option so provides and subject to such limitations, terms and conditions as may be specified therein,  an Eligible Employee who holds any Option may, at any time prior to his or her death, transfer or assign all or any portion of such Option to: (i) his or her spouse or lineal descendants or the spouse or spouses of his or her lineal descendants; (ii) the trustee of a trust established for the benefit of his or her spouse or lineal descendants or the spouse or spouses of his or her lineal descendants; or (iii) a partnership whose only partners are the spouse and/or lineal descendants and/or the spouse or spouses of the lineal descendants of the Option Holder.

7.                             Taxes

Notwithstanding any other provision of the Plan, the Company or any of its Affiliated Companies may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state and local taxes required by law to be withheld with respect to the exercise of any Option, including but not limited to (i) deducting the amount of taxes so required to be withheld from any other compensation or other amounts then or thereafter payable to the Eligible Employee to whom such Option was granted, and/or (ii) if the  Board of Directors so permits and subject to such terms and conditions as it may require, (A) by the delivery of  Shares previously owned by the Option Holder, or (B) by the withholding of a  portion of the Shares that otherwise would be delivered or paid to the Option Holder with respect to his or her exercise of the Option, or (iii) by a combination of payments in cash and Shares. Any  Shares that are delivered or withheld to satisfy tax withholding requirements shall be valued at their Fair Market Value as of the date of settlement of payment of the exercise price under the Option. Notwithstanding the foregoing,  the aggregate Fair Market Value of the Shares that may be used to satisfy tax withholding requirements with respect to the exercise of an Option may not exceed the minimum statutory amounts of tax required to be withheld with respect to such exercise of the Option.

8.                          Certain Adjustments to Shares

In the event of any change in the Company’s Shares by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any rights offering to purchase Shares at a price substantially below fair market value, or any similar change affecting the Company’s Shares , (i) the aggregate number and kind of shares specified herein as available for the grant of Options under the Plan, (ii)  the number and kind of shares that may be issued and delivered to Participants upon the exercise of any Options outstanding at the time of such change, and (iii)  the exercise price per share of any Options outstanding at the time of such change, shall be appropriately adjusted consistent with such change in such manner as the Board of Directors, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Option Holders hereunder.

Any such adjustment shall be made in a manner that will not result in the adjustment being treated as a “modification” of any outstanding Option under the applicable provisions of proposed Treasury regulation §1.409A-1(b)(5)(v) or any comparable provisions contained in the final regulations issued under section 409A of the Code.

Each Option Holder shall be given written notice of any adjustment made pursuant to this Section and, upon such notice, such adjustment shall be effective and binding for all purposes.

9.                             Change in Control

Notwithstanding any other provision of the Plan to the contrary, upon the occurrence of a Change in Control the following provisions shall apply

(a)                         Each outstanding Option or Tranche thereof that is subject to a Performance Requirement that has not been satisfied or waived by the Board of Directors pursuant to Section 10(b) by the time when such Change in Control becomes effective

(the “Effective Time”) shall be cancelled and forfeited at the Effective Time, and the holder thereof shall not be entitled to any payment hereunder with respect thereto.

(b)                        Each outstanding Option or Tranche thereof that is subject to a Performance Requirement that has been or will be satisfied or waived by the Board of Directors pursuant to Section 10(b) by the Effective Time, and any outstanding Option or Tranche thereof that is not subject to a Performance Requirement, to the extent such Option or Tranche has not previously become vested and exercisable, shall become immediately and fully exercisable upon the occurrence of the Change in Control, and the holder thereof shall be provided with an opportunity to exercise such Option or Tranche at such time prior to the Effective Time, and in accordance with such procedures, as the Board of Directors shall determine.

(c)                         Except as provided in  (d) below, the portion of any Option, or Tranche of any Option, described in (b) above that remains unexercised at the Effective Time shall be cancelled at such time, and the holder thereof shall be entitled to receive with respect to such cancelled Option or Tranche, as soon as practicable after the Effective Time, a single lump sum cash payment in an amount determined by multiplying (1) the number of Shares as to which such Option or Tranche remained unexercised at the Effective Time, by (2) the excess of (A) the average per share amount of consideration paid for Shares in connection with the Change in Control, over (B) the per share exercise price of such Option or Tranche

(d)                        If the Board of Directors so determines in its sole discretion, the portion of any Option, or Tranche of any Option, described in (b) above that remains unexercised at the Effective Time shall be cancelled at such time, and the holder thereof shall be entitled to receive, in lieu of the cash payment provided for in (c) above, an Equivalent Option, as defined in (e) below, in substitution for the cancelled portion of such Option or Tranche.

(e)                         For purposes of (d) above, an “Equivalent Option” shall mean  an option (“New Option”) issued by a corporation whose acquisition of Shares, or acquisition of assets of the Company and/or its Affiliated Companies, resulted in the Change in Control (the “Acquiror”),  to the holder of an unexercised Option or Tranche of an Option cancelled pursuant to (c) above ( the holder’s “Cancelled Option”) in substitution for such Cancelled Option, that (i) permits the holder to purchase shares of the Acquiror’s stock having an aggregate Fair Market Value in excess of the aggregate option price for such shares immediately after the issuance of the New Option to the holder, that is equal to the excess of the aggregate Fair Market Value of the Shares that were subject to the unexercised portion of the Cancelled Option over the aggregate option exercise price for such Shares immediately before cancellation; (ii) permits such shares to be purchased during a term expiring on the same date as the expiration date of the term of the holder’s Cancelled Option and (iii) contains such other terms and conditions as are necessary in order for the New Option not to be treated as a “modification” of such Cancelled Option under the applicable provisions of proposed Treasury regulation §1.409A-1(b)(5)(v) or any comparable provisions contained in the final regulations issued under section 409A of the Code.

10.                      Administration

The Plan shall be administered in accordance with the provisions set forth below.

(a)                         In General. The Plan shall be administered by the Board of Directors. In addition to the responsibilities and powers assigned to the Board of Directors elsewhere in the Plan, the Board of Directors shall have the authority, in its sole discretion, to establish from time to time guidelines or regulations for the administration of the Plan, to interpret the Plan, and to make all determinations it considers necessary or advisable for the administration of the Plan. All decisions, actions or interpretations of the Board of Directors under the Plan shall, to the extent permitted by law be final, conclusive and binding upon all Eligible Employees and other Option Holders and all other parties.

(b)                        Modification of Awards. To the extent not inconsistent with the terms of the Plan or any provision of applicable law, the Board in its sole discretion may waive or modify any of the terms and conditions set forth in the instrument evidencing the grant of any Option hereunder, including without limitation, (i) to permit such Option to become exercisable as to any portion of the Shares subject to the Option at any time earlier than the time specified in such instrument,  (ii) to extend the term of such Option beyond the date specified in such instrument as the expiration date for the term of the Option (but not beyond the day immediately preceding the tenth anniversary of the Date of Grant of the Option), or (iii) to permit such Option, to the extent it has become or becomes exercisable, to remain exercisable for any period of time (including any period after the Eligible Employee’s Termination of Employment) beyond the period of time specified in such instrument but not beyond the date of expiration of the Option, including any extension thereof permitted under clause (ii);

Notwithstanding the foregoing, no waiver or modification may be authorized or directed by the Board of Directors with respect to any outstanding Option pursuant to this Section 10(b) without the consent of the Option Holder if it would adversely affect, to any material extent, any of the rights of the Option Holder with respect to such Option, or without the consent of the Eligible Employee to whom such Option was granted, if it would constitute a “modification” of such Option under the applicable provisions of proposed Treasury regulation §1.409A-1(b)(5)(v) or any comparable provisions contained in the final regulations issued under section 409A of the Code.

(c)                         Delegation. The Board of Directors in its sole discretion may, by resolution duly adopted by it, delegate to any committee of the Board of Directors  authority with respect to such matters pertaining to the administration of the Plan  as the Board of Directors may specify in such resolution. The Board of Directors also may delegate any ministerial or nondiscretionary function pertaining to the administration of the Plan to any one or more officers or other employees of the Company or any of its Affiliated Companies. Any authority so delegated may be revoked or modified by the Board of Directors, in whole or in part, at any time.

(d)                        Indemnification. No member of the Board of Directors, and no member of any committee of the Board of Directors to which the Board of Directors has delegated authority with respect to the administration of the Plan, shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Board of Directors or such  committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Board of Directors or such committee, and each employee or officer of the Company or any of its Affiliated Companies to whom any duty or power relating to the administration or interpretation of the Plan may be delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith.

11.                      Designation and Change of Beneficiary

Each Option Holder shall file with the Company’s Secretary, or with such employee of the Company as the Company’s Secretary  may have designated to receive same, a written designation of one or more persons as the beneficiary who shall be entitled to exercise any rights with respect to any Option, and to  receive any Shares or cash amount otherwise issuable or payable to the Option Holder with respect to such Option, upon or after the Option Holder’s death. An Option Holder may, from time to time, revoke or change his or her beneficiary designation without the consent of any previously designated beneficiary by filing a new designation with the or its designee. The last such designation received by the Company’s Secretary or his or her designee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company’s Secretary or his or her designee prior to the Option Holder’s death, and in no event shall it be effective as of a date prior to such receipt. If at the date of an Option Holder’s death, there is no designation of a beneficiary in effect for the Option Holder pursuant to the provisions of this Section 11, or if no beneficiary designated by the Option Holder in accordance with the provisions hereof survives to exercise any rights with respect to any Option or to receive any Shares or cash amount payable under the Plan with respect to such Option  after the Option Holder’s death, the Option Holder’s estate shall be treated as the Option Holder’s beneficiary for purposes of the Plan.

12.                      Amendment and Termination of Plan

The Board of Directors  may amend, suspend or terminate the Plan at any time. However, no such amendment, suspension or termination shall adversely affect the rights of any Option Holder with respect to any Option previously granted hereunder without the Option Holder’s consent; and no such amendment (other than an amendment reflecting any adjustment authorized by the Board of Directors under Section 8) shall increase the maximum number of Shares which may be purchased pursuant to the exercise of Options granted under the Plan without the consent of the Company’s shareholders.

11.                      Continued Employment

Nothing contained in the Plan or in any Option granted pursuant thereto shall confer upon any Eligible Employee any right to continue to be employed by the Company or any of its Affiliated Companies, or to interfere in any way with the right of the Company or any of its Affiliated Companies to terminate such Option Holder’s employment at any time.

12.                      Governing Law

This Plan shall be governed by and construed in accordance with the laws of the State of New York.